Corporate & Institutional Banking
Business Department

FEDERAL BANK
YOUR PERFECT BANKING PARTNER

CIB/RD/YATRA/WC/FY2026 **4th December 2025**

To,
Yatra Online Limited
Gulf Adiba, 4th Floor
Plot no 272
Phase II , Udyog Vihar Sector 20
Gurugram Haryana -122016

Dear Sir,

Sub: Addendum Sanction Letter advising Transfer of Limits from Yatra for Business Private Limited (YFB) to Yatra Online Limited (YOL) due to Merger of both the entities
Ref: Sanction **Letter CIB/RD/YOL/04-2025** and **CIB/RD/YFB/04-2025** dated 11th April 2025

As per your request, we are pleased to advise the following modifications concerned to the transfer of Limits aggregating to Rs 30 Crores from Yatra for Business to Yatra Online Limited on account of merger of both the entities

S.No.	Facility	Main Limit/ Sub-Limit	Existing/ New	Revised Limit (INR in Cr)
1.	SID	Main Limit	Existing	60.00
1.1	OD	Sub-Limit	Existing	(12.00)
2.	Bank Guarantee	Main Limit	Existing	5.00
	Total Working Capital Facilities			**65.00**

Securities:

Facility	Primary Security	Collateral Security	Tenor	Margin %
SID	First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders	First Pari Passu charges on movable fixed assets of the borrower, both present and future.	Up to 90 days	10% margin on invoice value
OD			Up to 12M	Nil
BG			Upto 36 months (excluding claim period of 12 months)	10%
Additional		Cash Margin of 20% in the form of FD		

All other terms and conditions communicated earlier shall remain unchanged including pricing conveyed vide reference CIB/RD/YOL/PL/04-2025 dated 25th April 2025.
Kindly return a copy of this letter duly signed by the authorized signatory/ies as a token of acceptance of the sanction terms & conditions.

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Rachit Dhama
Date: Mon Dec 08 12:55:11 IST 2025

Rachit Dhama
Relationship Manager
Corp & Institutional Banking - North

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Vishi Gupta
Date: Mon Dec 08 12:53:29 IST 2025

Vishi Gupta
AVP & Team Lead
Corp & Institutional Banking - North

For M/s Yatra Online Limited
eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar
Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 04/12/2025

Certificate No. G0D2025L3030

GRN No. 143388547

Stamp Duty Paid : ₹ 300
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra Online Limited
H.No/Floor : Na Sector/Ward : Na LandMark : Na
City/Village : Gurugram District : Gurugram State : Haryana
Phone: 70******09

Buyer / Second Party Detail

Name : The Federal Bank limited
H.No/Floor : Na Sector/Ward : Na LandMark : Na
City/Village: Gurugram District : Gurugram State : Haryana
Phone : 70******09

Purpose : GENERAL AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This Stamp paper forms an Integral part of “Supplemental Agreement” executed by M/s Yatra Online Limited in favor of The Federal Bank Limited.

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ40MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

SUPPLEMENTAL AGREEMENT

THIS AGREEMENT IS MADE on the Date specified below the signatures of the Borrower(s) /Co-obligant(s) on the last page of this Agreement/Schedule and at the Place specified in the Schedule 1

BY

THE BORROWER(S)/CO-OBLIGANT(S), whose name(s) is/are mentioned in Schedule 1 (hereinafter referred to as "**the Borrower(s)**" which expression shall where the context so admits include his/her/their executors, administrators, successors and assigns).

IN FAVOUR OF

THE FEDERAL BANK LTD, a banking company within the meaning of Companies Act, 2013, and licensed to carry on the business of banking under the Banking Regulation Act, 1949, having its Registered Office at "Federal Towers", Aluva, Kerala, and having one of its Branch Offices at the place specified in Schedule 1 (hereinafter called **"the Bank"** which expression shall include its successors and assigns).

WHEREAS:

1. **AT THE REQUEST OF THE BORROWER(S)**, the Bank had granted Facility(ies) in the nature and for the amounts as specified in Schedule 2 hereunder (hereinafter referred to as "Existing Limit") to the Borrower(s) on the terms and conditions contained in the Principal Loan Agreement read with the Supplemental Loan Agreements as more-fully described in Schedule 2.
2. **the Borrower (s) are enjoying the Existing Limits granted by the Bank and** as on date an amount as specified in Schedule 2 is outstanding in the loan account of the Borrower(s).
3. **Pursuant to a Scheme of Amalgamation approved by the Hon'ble National Company Law Tribunal (NCLT) vide order dated 14.10.2024 (NCLT Order), Yatra For Business Private Limited (borrower) has been amalgamated with and into Yatra Online Limited ("Amalgamated Company").**
4. By virtue of the NCLT Order and the provisions of the Companies Act, 2013, all assets, liabilities, debts, obligations, rights, interests, receivables and contracts of the Amalgamating Company have stood transferred to and vested in the Amalgamated Company by operation of law. Accordingly, all rights and obligations of the Amalgamating Company under the Financing Documents now vest in and are enforceable against the Amalgamated Company.
5. To acknowledge the amalgamation, record the change of contracting party, and ratify that all Financing Documents shall continue to remain valid, subsisting and binding on the Amalgamated Company, Amalgamated company has agreed to execute this supplementary agreement.

NOW IN CONSIDERATION of the above, the Borrower(s) hereby agree/s, undertake/s, assure/s and declare/s as follows:

ARTICLE 1
DEFINITIONS

1.1 In this Agreement, the capitalized terms not defined hereunder shall have the same meaning ascribed to them under the Principal Loan Agreement and the Supplemental Loan Agreements.

A) **'Agreement'** means this agreement and the schedule attached hereto.

B) **'Charges'** means the amounts/fee payable by the Borrower(s) towards various services provided by the Bank directly or through its agents/ representatives in connection with the Facility, which includes without limitation, Processing Fee, Inspection Charges, Documentation Charges, Switching Charges etc. as specified in this Agreement/ Sanction Letter.

C) **'Existing Limit'** means the facility sanctioned and availed by the Borrower(s) in terms of the Principal Loan Agreement read with Supplemental Loan Agreements and specified in Schedule 2.

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

D) **'Facility'** or **'Loan'** means the renewed/ extended Facility of the nature and upto the amounts specified in Schedule 3.

E) **"Loan Documents'** shall mean the Principal Agreement, Supplemental Agreements, Agreement of Guarantee, Demand Promissory Note , Take Delivery Letter, Acknowledgment of Debts and Securities etc. as described in of Schedule 3 hereunder.

F) **'Material Terms and Conditions'** means the significant terms and conditions stipulated in Annexure II of the Agreement, the non-compliance of which will result in levying of Penal Charges in the Facility account.

G) **"Penal Charges"** means the charges payable by the Borrower(s) on the non-compliance/ breach of Material Terms and Conditions.

H) **'Principal Agreement'** shall mean the agreement listed in Schedule 2 executed by the Borrower(s) in favour of the Bank while originally availing the Facility.

I) **'Schedules'** means the schedules attached to this Agreement, which shall form an integral part of this Agreement.

J) **"Securities"** shall mean the assets listed in Schedule 4 hereunder on which valid security interest is created to secure the Existing Limits and the benefit of which continue to be available for the Facility/ Loan.

K) **'Supplemental Agreement'** means the agreements, if any listed in Schedule 2, which are executed by the Borrower(s) in favour of the Bank as supplementary to the Principal Agreement, while availing enhancement of the Facility or on account of renewal or reduction of the Facility.

ARTICLE 2
TERMS OF THE FACILITIES

2.1

2.2 The Borrower(s) agree and confirm that all the terms and conditions of the Principal Agreement and the Supplementary Agreements, other than those expressly modified by this Agreement, shall continue to be applicable for the Facilities/ Loan and the Loan Documents along with this Agreement shall continue to be the security documents for the Facilities/ Loan. The Borrower(s) further agree that all the Securities created by the Borrower(s)/ Guarantor(s) in favour of the Bank for Existing Limits, and/or other security documents executed by the Borrower(s) / Guarantor (s) in favour of the Bank for securing the Existing Limits shall continue to be available to the Bank as security for due repayment of the Facility along with interests, costs, charges and fees payable by the Borrower (s)in respect of the said Facilities and also as security for the payment and discharge of all indebtedness or liability of the Borrower(s) to the Bank.

2.

2.4 The Borrower(s) hereby declare that they shall carry on the business efficiently and shall submit to the Bank monthly or oftener, as may be required by the Bank, the Stock Statement in such format and in the manner specified by the Bank from time to time along with(i) the list of valid insurance policies in respect of the stocks and (ii) the accounts duly verified and certified by its /their authorized signatories. The Borrower(s) agree that the Stock Statements as stated above shall be submitted to the Bank before the 15th of every month or as and when demanded by the Bank from time to time. The Borrower(s) acknowledge that Penal Charges at the rates specified in Annexure II shall be applicable for any default in submission of Stock Statements within the stipulated timelines afore stated. In the event of failure of the Borrower(s) to submit Stock Statement/s beyond a period of 90 (Ninety) days, the Bank shall, at its sole and absolute discretion, cancel the Drawing Power in the Facility Account and not permit any drawings therein without any prior notice/intimation thereof to the Borrower(s). The Borrower(s)further agree and understand that cancellation of Drawing Power as afore mentioned is without prejudice to the rights of the Bank to collect charges and Penal Charges as applicable thereof in accordance with the terms of this Agreement. The Borrower(s) agree that the Drawing Power shall be reinstated only upon submission of all the Stock Statements due for submission till date and upon compliance of all the conditions stipulated by the Bank in this regard.

2.5 The Borrower(s) agree/s to comply with all the conditions stipulated by the Bank including and not limited to the Material Terms and Conditions (MTC) within the timelines prescribed thereof by the Bank. The Bank

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

reserves the right to modify MTC, from time to time, and any such modifications shall be carried out by way of amendment to MTC/ Annexure II duly accepted by the Borrower/s.

2.6 *The Borrower(s) hereby confirm that none of the members of their board or promoter(s) or the body responsible for the management of its affairs, are included in the List of Wilful defaulters (LWD) of RBI, as on date and the Borrower(s) further agree and undertake that they shall not induct any person whose name appears in the LWD on its board or body responsible for the management of its affairs. In case such a person is found to be on its board or as a person in charge and responsible for the management of its affairs or as a promoter, at a later date, the Borrower(s) would take expeditious and effective steps for removal of such a person from its board/promoters or from being in charge of its management. The Borrower(s) agree(s)/ acknowledge(s) that under no circumstances shall the Bank renew/ enhance/ provide fresh credit facilities or restructure the Facility/ies provided to the Borrower(s) so long as the name of its promoter and/or the director (s) and/or the person in charge and responsible for the management of the affairs of the entity remains in the LWD. (*Applicable only if Borrower(s) is/are non-individual entities).

2.7 The Borrower(s) further confirm that their Directors are not included in the Wilful defaulters' list of RBI. The Borrower(s) also agree and undertake that they shall not induct any person whose name appears in the Wilful defaulter's list of RBI on its Board of Directors and in the event any of its Directors are included in the Wilful defaulter's list, the Borrower(s) shall take expeditious and effective steps for removal of such person from its Board*. (*applicable only if the Borrower is a company)

2.8 The Borrower(s) understand and agree that the Borrower(s) shall repay the Facility/ Loan amount together with interest, Penal Charges, cost, expenses, levies and other charges as per the terms contained in the Principal Loan Agreement and Supplemental Loan Agreements within the period specified in Schedule 3.

2.9 The Borrower(s) agree(s) to pay interest on the Facility at the Interest Rate specified in Schedule 3 or at such other rate that the Bank may from time to time stipulate which shall be compounded at rests specified in Schedule 3, subject interalia to the general terms and conditions regarding interest contained in the Principal Loan Agreement and Supplemental Loan Agreements. The interest shall start accruing from the date of utilization of the Facility or any part thereof and shall be calculated on the daily balance outstanding in the account. The Borrower(s)further agree that the principal amount under this Agreement shall always include and/or shall deem to include also the interest calculated and debited to the loan account of the Borrower at the rests specified in Schedule 3 cumulatively.

2.10 CHARGES: The Borrower(s) agree to pay the following Charges at the rate specified in the Schedule, as and when such Charges are debited to the Facility account:

(i) Processing Fee towards administrative costs for processing and sanctioning the Facility.
(ii) Cheque Return Charges, payable in the event of return of cheques/ NACH mandates / other payment instruments registered for repayment of the Facility.
(iii) Inspection Charges for the inspection of systems/accounts/ information of the Borrower/s, Secured Assets and/or such other inspections/audit in any manner whatsoever, as envisaged under the Financing Documents.
(iv) Documentation Charges towards the administrative costs for the preparation and execution of Financing Documents.
(v) Commitment Charges at the rate specified in the Schedule, in the event of non-utilization or underutilization of the Facility.
(vi) Information Utility Charges for Information Utility Services as provided in Clause 8.33
(vii) Such other charges as specified in the Schedule.

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

The Borrower(s) shall be solely liable for the payment of all Goods and Service Tax and such other central, state and local levies, direct / indirect taxes, duties, fines and penalties, by whatever names called as may become due and payable in relation to Charges, costs and all other expenses applicable to the Facility

2.11 Penal Charges:

A. The Borrower(s) undertake to pay Penal Charges in the event of non-compliance/ breach of the Material Terms and Conditions / MTC at the rates specified in Schedule V hereunder.

B. The Borrower(s) acknowledge/s that Penal Charges will not be capitalised, which would mean and imply that any unpaid Penal Charges in the Facility account will not be added to the principal amount / balance outstanding under the Facility, on which Interests shall be computed. The Borrower(s) understand/ agree that applicability of Penal Charges shall be without prejudice to the other rights and remedies available to the Bank upon such event of defaults, in accordance with the terms of the Financing Documents/ applicable law.

2.12 The Borrower(s) further agree to pay the Bank Penal Charges, Prepayment Charges, switching charges, commitment charges, processing Fee and all other applicable charges/fees /costs as per the terms of the Principal Loan Agreement and Supplemental Loan Agreements.

2.13 The Borrower(s) hereby agree that notwithstanding anything contained herein, the Bank is at liberty to recall the balance due from the Borrower(s) under the aforesaid loan account at any time during the currency of the facility without assigning any reason whatsoever if the Bank considers that it is necessary in the best interest of the Bank.

2.14 The Borrower(s) hereby gives specific consent to the Bank for disclosing / submitting the 'financial information' as defined in Section 3 (13) of the Insolvency and Bankruptcy Code, 2016 ('Code' for brief) read with the relevant Regulations/ Rules framed under the Code, as amended and in force from time to time and as specified there under from time to time, in respect of the Credit/ Financial facilities availed from the Bank, from time to time, to any 'Information Utility' ('IU' for brief) as defined in Section 3 (21) of the Code, in accordance with the relevant Regulations framed under the Code, and directions issued by Reserve Bank of India to the banks from time to time and hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned 'IU' .

2.15 The Borrower(s) agree that in the event of default in repayment of the Facility as per the agreed terms and/or as and when the Borrower(s) commits breach of all or any of the conditions and covenants contained in this Agreement or Principal Loan Agreement or Supplemental Loan Agreements, the Bank may take such steps in its discretion to demand and recover in full or any portion of the Facility then due and outstanding, and enforce the securities in accordance with the terms specified under the relevant clauses of the Principal Loan Agreement and Supplemental Loan Agreements.

2.16 Nothing contained in this agreement shall be construed as excluding the right and recourse of the bank under the principal agreement/s in the realisation of the said loan or enforcement of the securities created thereof or prejudice any rights and remedies of the bank in respect of any other present or future securities/guarantees in respect of the liability of the Borrower(s) to the Bank.

2.17 The Borrower(s) understand that the Bank may at its sole discretion avail services of collection and/or recovery agency/agents of Bank's choice for initiating and continuing the collection/ recovery proceedings against the Borrower(s) until the full amounts due to the Bank are recovered. The Borrower(s) further agree to reimburse to the Bank, any fees, charges, costs or expenses paid to such recovery agency engaged by the Bank, in this regard.

2.18 The Borrower(s), agree that the credit facilities sanctioned to them shall be covered under the credit guarantee scheme of Credit Guarantee Fund Trust for Small Industries (CGTMSE). The Borrower(s) confirm that they have understood the salient features of the Scheme, and they agree to pay one time guarantee fee payable

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

to CGTMSE at rates prescribed by CGTMSE in addition to the Processing Fee and other charges payable to the Bank. The Borrower(s) further agree that they will not be eligible for refund of the guarantee fee for any reason including non-availment of any credit facility partially or fully. The Borrower(s) accord their consent to the Bank for debiting the annual service fee or such other fee prescribed by CGTMSE or such other agency from time to time shall be debited to the operative/ deposit accounts in the name of the Borrower (s) or the Facility accounts as the Bank may decide at its sole discretion, every year and further undertake to remit the same to the Bank immediately. The Borrower(s) further undertake that they shall not create any charge on the security held in the accounts covered by the guarantee for the benefit of any account not covered by the guarantee with the Bank or in favour of any other creditor. The Borrower (s) further accord their consent to the Bank and authorize the Bank to empower CGTMSE to publish the names, address and other details of my/our accounts on the website of CGTMSE or disclose otherwise, in the event of default on the part of the Borrower(s) in making due repayment of the credit facilities and/or on account of breach of any of the terms and conditions contained in these presents.

2.19 The Borrower(s) agree/s and expressly consent for the conduct of external audit by auditors appointed by the Bank, at its sole discretion, consequent upon red-flagging of the Facility account. (For the purpose of this clause, 'red-flagged account/s' is/are where any fraud is suspected due to the presence of one or more early warning indicators detected/assessed on the basis of transactional data of the accounts in the name of the Borrower/s, financial performance of Borrower/s, market intelligence, conduct of the Borrowers etc. which necessitates deeper investigation/ assessment from a potential fraud perspective). If such audit report submitted remains inconclusive or is delayed due to non-cooperation of the Borrower(s), the Bank shall take a decision on status of the Facility account as fraudulent or otherwise, based on the materials available on Bank's records and/or the Bank's own internal investigation / assessment. The Borrower(s) undertake/s to pay the expenses related to such investigation/audit by the Bank's internal/ external auditors and upon failure to repay such expenses the Bank shall be entitled to debit any accounts of the Borrower(s) (including the Facility account) for such amounts. If such amounts are debited to the Facility account, the same shall be treated as Outstanding Dues payable by the Borrowers and shall be covered under this Agreement and all the Security/ies created thereunder.

2.20 The Borrower(s) agrees and confirms that the Bank shall be entitled to appoint service providers /agents and outsource any of its activities to such service providers/agents as permitted by the Reserve Bank of India and/ or as per Bank's policy and disclose all or any information, data or documents relating to the Borrower(s) or relating to their Loan or Loan Documents to such service providers /agents.

2.21 The Borrower(s) agree that they shall be solely responsible and liable for payment of applicable stamp duty with respect to this agreement. The Borrower(s) also agree that this Agreement together with the Schedule and Stamp Paper(s) attached hereto form a single document.

2.22 The Borrower(s) further agree that this Agreement shall be governed by the laws of India and shall be deemed to be executed at the Place specified in Schedule 1 for the purpose of jurisdiction and payment of stamp duty.

2.23 The Borrower(s) hereby agree and consent that in the event of wilful default in the payment/repayment of any amount outstanding under the aforesaid Loan , the Bank shall have an unqualified right to disclose or publish the name and other details including the photographs of the Borrower(s)/Guarantor(s), its Proprietor /Partners/Trustees/Directors as wilful defaulters in such manner and in such form through electronic or other media such as newspapers, notices, pamphlets etc., as the Bank may in its absolute discretion thinks fit.

2.24 The Borrower(s) understands and acknowledges that if they have any complaint relating to the Facility, they can resort to the Bank's grievance redressal mechanism which is detailed below:

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

Step 1	Borrower(s) may contact Customer Care of the Bank on its Toll Free numbers:1800-425-1199/1800-420-1199; e-mail: contact@federalbank.co.in. OR Borrower(s) may contact the branch address mentioned in the Schedule hereunder. OR Borrower(s) may submit complaint using the Customer Grievance form, which is available in the Bank's website at https://www.federalbank.co.in/grievance-redressal.
Step 2	If the Borrower(s) is/are not satisfied with the resolution of the complaint through any of the above modes, the Borrower(s) may contact the Nodal Officer of the Bank at Email id: grievanceescalations@federalbank.co.in; Tel: 0484- 2866511; OR at the address of Nodal Officer which is available in the Bank's website at https://www.federalbank.co.in/grievance-redressal.
Step 3	If the complaint is still not resolved to the Borrower(s) satisfaction, the Borrower(s) can escalate the same to the Principal Nodal Officer at e-mail: support@federalbank.co.in; Tel: 0484-2626366. OR at the address of the Principal Nodal Officer which is available in the Bank's website at https://www.federalbank.co.in/grievance-redressal.
Step 4	If the complaint is still not resolved or if a satisfactory response is not received within 30 days of lodging the complaint with the Bank through any of the above avenues, then under the Banking Ombudsman Scheme 2021, the Borrower(s) can approach the Integrated Banking Ombudsman appointed by the Reserve Bank of India, through the link available in the Bank's website at https://www.federalbank.co.in/grievance-redressal. OR Write to CRPC, RBI in the address available in the Bank's Website mentioned herein.

The Borrower(s) understands that any changes in the above grievance redressal matrix, including changes in the contact details, will be updated by the Bank in the Bank's website mentioned above.

2.25 The Borrower(s) hereby agree that this Agreement shall be supplementary to and read in conjunction with the Principal Loan Agreement and Supplemental Loan Agreements. The Borrower(s) further agree to adhere and abide by all the terms, declarations, representations and conditions contained in the Principal Loan Agreement, Supplemental Loan Agreements and this Agreement while availing/continuing to avail the Facility . In the event of any contradiction or inconsistency between the terms of the Principal Loan Agreement, Supplemental Loan Agreement or this Agreement, the provisions contained in this Agreement shall prevail.

2.26 **The Borrower(s) declare/s that this Agreement is voluntarily executed by them, by affixing their respective electronic signature in these presents. The Borrower(s) declare(s)/agree(s) that this Agreement is duly stamped with stamp paper(s) bearing serial numbers printed on this document, *purchased in the name of the Bank as per the request of the Borrower(s), and the expenses thereof shall be debited to Borrower(s) operative account/s or the Facility account(*portion in italics shall be applicable, only if the Stamp Papers used are purchased in the name of the Bank). (**Applicable, if the Agreement is executed digitally).

2.27 The contents of the agreement have been read over and explained to the Borrower(s) in the vernacular language specified in the Schedule by the representatives of the Bank and he/she having understood the contents thereof subscribes to these presents.

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

SCHEDULE 1
Details of Borrowers/ Co-obligants

Part	Particulars	
(a)	**Place and Date of Agreement**	**Place:** This document is deemed to be executed at the place where the Branch of the Bank specified in this document below, is located. **Date:** Date specified below the Digital Signatures of the executants.
(b)	**Branch Office Address**	The Federal Bank Ltd, Shop No 5, Sewa Corporate Park, Gurugram, Haryana, Gurgaon, Haryana, 122 002
(c)	**Details of the Borrower(s)/Co-obligant(s)**	
	1st Borrower	Name: M/s YATRA ONLINE LIMITED (CIN: L63040MH2005PLC158404) Constitution: Public Limited Company Authorized Signatory: As specified in the Board resolution passed by the borrower.
		Registered Address: 1st Floor, Iconic Building, Urmi Estate, 95, Ganpatrao Kadam Marg, Lower Parel (West), Delisle Road, Mumbai, Mumbai, Maharashtra, India, 400013. **Gurugram Office:** Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II, Gurugram, Haryana, India, 122008
(d)	Vernacular Language in which contents are explained to the Borrower(s)	Hindi

SCHEDULE 2
Details of Existing Facilities

Part	Particulars	
(a)	**Existing Limit**	see table below
(b)	**Balance Outstanding as on 26.11.2025**	see table below
(c)	**Details of Principal Loan Agreement**	Yatra Online Limited:

(a) Existing Limit

Limit	Amount (INR in Cr)
SID	60.00
OD (Sublimit to SID)	(12.00)

(b) Balance Outstanding as on 26.11.2025

Nature of Account	Balance Outstanding (Rs. in figures)
Overdraft : 15285600002588	Rs. 43930827.01 (Dr.)

(c) Details of Principal Loan Agreement — Yatra Online Limited:

Document	Date
Agreement for working capital	02.02.2023
Agreement for SID	02.02.2023
Agreement for Hypothecation of Movable Fixed assets	02.02.2023
DPN	25.01.2023
TDL	25.01.2023
Undertaking	02.02.2023
FD delivery letter	02.02.2023
Supplemental agreement	22.08.2024
Balance confirmation	22.08.2024
Undertaking	22.08.2024

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

<table>
<tr><td></td><td></td><td>
<table>
<tr><td>DPN</td><td>22.08.2024</td></tr>
<tr><td>TDL</td><td>22.08.2024</td></tr>
<tr><td>Supplemental agreement</td><td>13.05.2025</td></tr>
<tr><td>Balance confirmation</td><td>13.05.2025</td></tr>
<tr><td>Undertaking</td><td>13.05.2025</td></tr>
</table>

Yatra For Business Private Limited:
<table>
<tr><th>Document</th><th>Date</th></tr>
<tr><td>Agreement for working capital</td><td>08.02.2023</td></tr>
<tr><td>Agreement for SID</td><td>07.02.2023</td></tr>
<tr><td>Agreement for Hypothecation of Movable Fixed assets</td><td>07.02.2023</td></tr>
<tr><td>DPN</td><td>25.01.2023</td></tr>
<tr><td>TDL</td><td>25.01.2023</td></tr>
<tr><td>Undertaking</td><td>07.02.2023</td></tr>
<tr><td>FD delivery letter</td><td>07.02.2023</td></tr>
<tr><td>Supplemental agreement</td><td>17.07.2024</td></tr>
<tr><td>Balance confirmation</td><td>17.07.2024</td></tr>
<tr><td>Undertaking</td><td>17.07.2024</td></tr>
<tr><td>DPN</td><td>17.07.2024</td></tr>
<tr><td>TDL</td><td>17.07.2024</td></tr>
<tr><td>Supplemental agreement</td><td>13.05.2025</td></tr>
<tr><td>Balance confirmation</td><td>13.05.2025</td></tr>
<tr><td>Undertaking</td><td>13.05.2025</td></tr>
</table>
</td></tr>
<tr><td>(d)</td><td>Details of Supplemental Loan Agreements</td><td>Yatra Online limited: Supplemental agreement dated 22.08.2024 and 13.05.2025.
Yatra For Business Private Limited: Supplemental agreement dated 17.07.2024 and 13.05.2025.</td></tr>
</table>

SCHEDULE 4
DETAILS OF SECURITIES

<table>
<tr><td>a</td><td>Primary Security:
Yatra Online Limited:
First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders

First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders.</td></tr>
<tr><td>b</td><td><u>Collateral Securities:</u>
<u>Yatra Online Limited:</u>
First Pari Passu charges on movable fixed assets of the borrower, both present and future.
First Pari Passu charges on movable fixed assets of the borrower, both present and future.</td></tr>
</table>

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory
Authorized Signatory

c	**Guarantee: NIL** **Additional: FDR of 20% earmarked in the name of The federal bank limited.**

Signed and Delivered by the within named Borrower(s), this Schedule to the Supplemental Agreement on the date mentioned above in the schedule.

Annexure I
Breakup of Interest and Principal: NA

For M/s Yatra Online Limited
For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory
Authorized Signatory

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 05/12/2025

Certificate No. G0E2025L2361

GRN No. 143388547

Stamp Duty Paid : ₹ 300
(Rs. Only)

Penalty : ₹ 0
(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra Online Limited

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 70******09

Buyer / Second Party Detail

Name : The Federal bank Limited

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 70******09

Purpose : GENERAL AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This Stamp paper forms an Integral part of "Balance Confirmation" executed by M/s Yatra Online Limited in favor of The Federal Bank Limited.

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

From M/s Yatra Online Limited (CIN: L63040MH2005PLC158404), a company within the meaning of Companies Act, 2013 having its registered office at B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008	**Place:** This document is deemed to be executed at the place where the Branch of the Bank specified in this document below, is located. **Date:** Date specified below the Digital Signatures of the executants.

To,

THE FEDERAL BANK LIMITED, a banking company within the meaning of The Indian Companies Act, 2013, and licensed to carry on the business of banking under the Banking Regulation Act, 1949, having its Registered Office at "Federal Towers", P B No. 103, Aluva, Ernakulam, Kerala – 683 101, and having one of its Branch Offices at Gurugram/MG Road, Shop No 5, Sewa Corporate Park, Gurugram, Haryana-122002

Sub: Acknowledgement of Debt and Security

1.This is to confirm and acknowledge that the following amounts are outstanding in my/our account as on 04/12/2025

Sl. No.	Nature of Account	Balance Outstanding (Rs. in figures)	Balance outstanding (Rs. in words)	Rate of Interest(%)
1.	Overdraft : 15285600002588	Rs. 43930827.01 (Dr.)	Rupees Four Crores Thirty Nine Lakhs Thirty Thousand Eight Hundred Twenty Seven And Paise One Only	8.6
2	Overdraft : 15285600004246	Rs. 0 (Cr.)	Rupees Zero Only	--

I/We also understand that interest at the rates mentioned above are charged in the respective account(s) at monthly/quarterly/half yearly/yearly rests. I/We also confirm the correctness of amounts such as interest and other charges debited in the account(s) and acknowledge my/our liability to pay such amounts.

2.I/We also confirm and acknowledge that the following securities have been furnished by me/us for securing the due repayment of the amounts outstanding in the account(s)

Details of Security

Primary

SID:

Exclusive charge on specific receivables discounted by our bank.

First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders.

Overdraft: First pari-passu charge on other current assets of the borrower, both present and future, except the exclusive charge of other lenders.

Collateral

SID Limit/Overdraft Limit- First Pari Passu charges on movable fixed assets of the borrower, both present and future.

Additional: Cash Margin of 20% in the form of Fixed Deposit

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Authorised Signatory ... 09 14:28:37 IST 2025

Authorised Signatory

Take Delivery Letter to DPN

From M/s Yatra Online Limited (CIN: L63040MH2005PLC158404), a company within the meaning of Companies Act, 2013 having its registered office at B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008	**Place:** This document is deemed to be executed at the place where the Branch of the Bank specified in this document below, is located. **Date:** Date specified below the Digital Signatures of the executants.

To,

THE FEDERAL BANK LIMITED, a banking company within the meaning of The Indian Companies Act, 2013, and licensed to carry on the business of banking under the Banking Regulation Act, 1949, having its Registered Office at "Federal Towers", P B No. 103, Aluva, Ernakulam, Kerala – 683 101, and having one of its Branch Offices at Gurugram/MG Road, Shop No 5, Sewa Corporate Park, Gurugram, Haryana-122002

Dear Sir,

I/We request you to take delivery of the accompanying **Demand Promissory Note dated 08.12.2025 for Rs.60,00,00,000/- (Rupees Sixty Crores Only)** executed by me/us in your favour, in respect of the Working Capital Limit sanctioned to me/us aggregating to **Rs.60,00,00,000/- (Rupees Sixty Crores Only).**

I/We hereby waive presentment of the aforesaid Demand Promissory Note and undertake to pay the amount due thereon without the same being presented to me/us for payment.

I/We further declare that the aforesaid Demand Promissory Note shall operate as a continuing security to you to be enforceable for the repayment of the ultimate balance or all sums remaining unpaid under the facility(ies) granted now or hereafter; and I/We are to remain liable on the aforesaid Demand Promissory Note notwithstanding the fact that by payment made into the loan account from time to time, the facility(ies) may from time to time be reduced or extinguished or even that the balance of the said account(s) may be at credit at any point of time.

Yours faithfully

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025
Authorised Signatory

Authorized Signatory

Demand Promissory Note

Rs.60,00,00,000/-

Place: Gurugram
Date: Date specified below the Digital Signatures of the executants.

On Demand, We**, M/s Yatra Online Limited (CIN: L63040MH2005PLC158404), a company within the meaning of Companies Act, 2013 having its registered office at B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008** promise to pay **THE FEDERAL BANK LIMITED**, or order the sum of **Rupees Sixty Crores Only**, together with interest at **8.60%** per annum with monthly rests, for value received.

stamp

For M/s Yatra Online Limited

For M/s Yatra Online Limited

eSigned using Aadhaar (Leegality.com - 01KBYC4PYN75GZR43DQ48MPEXT)
Tarun Kumar

Date: Tue Dec 09 14:28:37 IST 2025

Authorized Signatory

Authorised Signatory

C 95